As filed with the Securities and Exchange Commission on June 28, 2006.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

TELIK, INC.

(Exact name of registrant as specified in its charter)

Delaware	93-0987903
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3165 Porter Drive, Palo Alto, CA 94304

(650) 244-9303

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2000 Employee Stock Purchase Plan

2000 Equity Incentive Plan

2000 Non-Employee Directors’ Stock Option Plan

Michael M. Wick, M.D., Ph.D.

President, Chief Executive Officer and Chairman of the Board

Telik, Inc.

3165 Porter Drive, Palo Alto, CA 94304

(650) 244-9303

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Suzanne Sawochka Hooper, Esq.

Cooley Godward LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306

(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Stock Options and Common Stock (par value $.01 per share)(2)	3,600,000 shares	$15.24-$20.00	$43,887,207	$4,696

(1)	3,000,000 shares to be registered pursuant to the 2000 Equity Incentive Plan, 300,000 shares to be registered pursuant to the 2000 Employee Stock Purchase Plan and 300,0000 shares to be registered pursuant to the 2000 Non-Employee Directors’ Stock Option Plan. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional shares of common stock which become issuable under the Plans set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration that results in an increase in the number of shares of Registrant’s outstanding common stock.
(2)	Each share of the Registrant’s common stock being registered hereunder, if issued prior to the termination by the Registrant of its preferred share rights agreement, includes Series A junior participating preferred stock purchase rights. Prior to the occurrence of certain events, the Series A junior participating preferred stock purchase rights will not be exercisable or evidenced separately from the Registrant’s common stock and have no value except as reflected in the market price of the shares to which they are attached.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) promulgated under the Securities Act. The offering price per share and aggregate offering price are based upon (a) the average of the high and low prices of Registrant’s common stock as reported on the Nasdaq National Market on June 23, 2006, in accordance with Rule 457(c) promulgated under the Securities Act; and (b) the weighted average exercise price of shares of the Registrant’s common stock issuable pursuant to the Plans. The registration fee is calculated as follows:

Title of Securities to be Registered	Amount to be Registered	Offering Price per Share		Aggregate Offering Price
Common Stock, $.01 par value, reserved for future grant under the 2000 Equity Incentive Plan	2,293,279	$15.24	(a)	$34,949,572
Common Stock, $.01 par value, issuable pursuant to outstanding options granted under the 2000 Equity Incentive Plan	706,721	$20.00	(b)
Common Stock, $.01 par value, reserved for future issuance under the 2000 Employee Stock Purchase Plan	300,000	$15.24	(a)	$4,572,000
Common Stock, $.01 par value, reserved for future issuance under the 2000 Non-Employee Directors’ Stock Option Plan	286,459	$15.24	(a)	$4,365,635
Common Stock, $.01 par value, issuable pursuant to outstanding options granted under the 2000 Non-Employee Directors’ Stock Option Plan	13,541	$16.05	(b)
Proposed Maximum Aggregate Offering Price	—	—		$43,887,207
Registration Fee	—	—		$4,696

Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional: (i) 3,000,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2000 Equity Incentive Plan; (ii) 300,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2000 Employee Stock Purchase Plan; and (iii) 300,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2000 Non-Employee Directors’ Stock Option Plan.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The contents of the Registration Statements on Form S-8 relating to the Registrant’s 2000 Equity Incentive Plan, the Registrant’s 2000 Employee Stock Purchase Plan and the Registrant’s 2000 Non-Employee Directors’ Stock Option Plan previously filed with the Securities and Exchange Commission on August 30, 2000, March 30, 2001 and August 27, 2004, respectively, (File Nos. 333-44826, 333-58020 and 333-118614) are incorporated herein by reference.

Item 8. EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
4.1	Specimen Common Stock Certificate.(1)

4.2	Amended and Restated Registration Rights Agreement, dated March 31, 2000, between the Registrant and holders of the Registrant’s Series B, Series E, Series F, Series G, Series H, Series I, Series J and Series K preferred stock.(1)

4.3	Rights Agreement dated November 2, 2001, by and between the Registrant and Wells Fargo Bank Minnesota, N.A., replaced by EquiServe Trust Company, N.A. as Rights Agent, as amended.(2)

4.4	Registrant’s Certificate of Designation of Series A Junior Participating Preferred Stock.(2)

4.5	Amendment, dated as of May 18, 2006, to Rights Agreement, dated November 2, 2001, between Telik, Inc. and Wells Fargo Bank Minnesota, N.A., replaced by Computershare Shareholder Services, Inc. and Computershare Trust Company, N.A., as Rights Agent. (3)

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

99.1	2000 Equity Incentive Plan.(4)

99.2	2000 Employee Stock Purchase Plan.(4)

99.3	2000 Non-Employee Directors’ Stock Option Plan, as amended. (5)

(1)	Incorporated by reference to exhibits to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 4, 2000, as amended (File No. 333-33868).
(2)	Incorporated by reference to exhibits to the Registrant’s Current Report on Form 8-K dated November 2, 2001 filed with the Securities and Exchange Commission on November 5, 2001 (File No. 000-31265).
(3)	Incorporated by reference to the exhibit to the Registrant’s Current Report in Form 8-K dated May 18, 2006 filed with the Securities and Exchange Commission on May 18, 2006 (File No. 000-31265).
(4)	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 (File No. 333-44826) filed with the Securities and Exchange Commission on August 30, 2000.
(5)	Incorporated by reference to exhibits to the Registrant’s Current Report on Form 8-K dated May 25, 2006 filed with the Securities and Exchange Commission on May 31, 2006 (File No. 000-31265).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on June 28, 2006.

Telik, Inc.

By:	/s/ Michael M. Wick, MD, PhD
Michael M. Wick, MD, PhD President, Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael M. Wick, MD, PhD Michael M. Wick, MD, PhD	Chief Executive Officer and Director (Principal Executive Officer)	June 28, 2006

/s/ Cynthia M. Butitta Cynthia M. Butitta	Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	June 28, 2006

/s/ Edward W. Cantrall, PhD Edward W. Cantrall, PhD	Director	June 28, 2006

/s/ Mary Ann Gray, PhD Mary Ann Gray, PhD	Director	June 28, 2006

/s/ Robert W. Frick Robert W. Frick	Director	June 28, 2006

/s/ Steven R. Goldring, MD Steven R. Goldring, MD	Director	June 28, 2006

/s/ Herwig von Morzé, PhD Herwig von Morzé, PhD	Director	June 28, 2006

/s/ Richard B. Newman Richard B. Newman	Director	June 28, 2006

/s/ Stefan Ryser, PhD Stefan Ryser, PhD	Director	June 28, 2006

EXHIBIT NUMBER	DESCRIPTION
4.1	Specimen Common Stock Certificate.(1)

4.2	Amended and Restated Registration Rights Agreement, dated March 31, 2000, between the Registrant and holders of the Registrant’s Series B, Series E, Series F, Series G, Series H, Series I, Series J and Series K preferred stock.(1)

4.3	Rights Agreement dated November 2, 2001, by and between the Registrant and Wells Fargo Bank Minnesota, N.A., replaced by EquiServe Trust Company, N.A. as Rights Agent, as amended.(2)

4.4	Registrant’s Certificate of Designation of Series A Junior Participating Preferred Stock.(2)

4.5	Amendment, dated as of May 18, 2006, to Rights Agreement, dated November 2, 2001, between Telik, Inc. and Wells Fargo Bank Minnesota, N.A., replaced by Computershare Shareholder Services, Inc. and Computershare Trust Company, N.A., as Rights Agent. (3)

5.1	Opinion of Cooley Godward LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

99.1	2000 Equity Incentive Plan.(4)

99.2	2000 Employee Stock Purchase Plan.(4)

99.3	2000 Non-Employee Directors’ Stock Option Plan, as amended. (5)

(1)	Incorporated by reference to exhibits to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 4, 2000, as amended (File No. 333-33868).
(2)	Incorporated by reference to exhibits to the Registrant’s Current Report on Form 8-K dated November 2, 2001 filed with the Securities and Exchange Commission on November 5, 2001 (File No. 000-31265).
(3)	Incorporated by reference to the exhibit to the Registrant’s Current Report in Form 8-K dated May 18, 2006 filed with the Securities and Exchange Commission on May 18, 2006 (File No. 000-31265).
(4)	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 (File No. 333-44826) filed with the Securities and Exchange Commission on August 30, 2000.
(5)	Incorporated by reference to exhibits to the Registrant’s Current Report on Form 8-K dated May 25, 2006 filed with the Securities and Exchange Commission on May 31, 2006 (File No. 000-31265).